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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K



               Current Report Pursuant to Section 13 or 15(d)
                   of the Securities Exchange Act of 1934




    Date of Report (Date of earliest event reported): December 12, 2001



                                 DURATEK, INC.
                 --------------------------------------------
                (Exact name of registrant as specified in its
                                  charter)



     DELAWARE                            0-14292              22-2476180
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(State or other jurisdiction of     (Commission File       (I.R.S. Employer
incorporation or organization)           Number)        Identification Number)



        10100 OLD COLUMBIA ROAD, COLUMBIA, MARYLAND              21046
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        (Address of principal executive offices)               (Zip Code)



     Registrant's telephone number, including area code: (410) 312-5100


                                      N/A
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        (Former name or former address, if changed since last report)


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                                  DURATEK, INC.

ITEM 5.           OTHER EVENTS

      On December 12, 2001, Duratek, Inc. (the "Company") entered into a Settlement and Mutual Release Agreement with BNFL Inc. ("BNFL") providing for the dismissal of litigation and arbitration between the two companies that began in June 2001. Additionally, the Company and BNFL have agreed to establish a collaborative business relationship to pursue a waste vitrification technology application opportunity.

      In November 1995, the Company and BNFL entered into a teaming agreement for the purpose of establishing a collaborative business relationship and to cooperate in the pursuit of contracts and other business opportunities with the U.S. Department of Energy ("DOE") to vitrify, treat, and handle radioactive, hazardous, and other wastes at DOE sites. Legal disputes subsequently arose relating to contracts and subcontracts entered into by the Company and BNFL as a result of this business relationship.

      On June 22, 2001, the Company filed suit against BNFL in the Circuit Court for Fairfax County, Virginia alleging that BNFL breached a Settlement Agreement dated April 20, 2001, under which BNFL was to make a $3.0 million payment to the Company on or before May 28, 2001. On July 11, 2001, BNFL sued the Company in the Circuit Court for Howard County, Maryland alleging that "acts of default" had occurred under a $10 million debenture issued by the Company to BNFL on November 7, 1995, therefore accelerating the Company's obligation to repay the debenture. The Company counterclaimed in the amount of $3.8 million, unrelated to the Company's claims in its lawsuit against BNFL. Additionally, on August 16, 2001, the Company filed a demand for binding arbitration against BNFL with the American Arbitration Association concerning certain claims against BNFL arising out of various contracts and agreements with BNFL.

      In order to resolve their differences without further resort to litigation or arbitration, BNFL transferred to the Company a net payment of $1,250,000, which represented a $14,393,672 payment by BNFL to the Company less a $13,143,672 payment by the Company to BNFL. The parties agreed to file consent motions and proposed orders asking for the dismissal of the lawsuits and arbitration with prejudice, except for certain issues related to the question of indemnification with respect to an alleged patent infringement matter. As part of the settlement and in consideration of the payment referred to above, the $10 million debenture issued by the Company to BNFL was cancelled.

      The Company and BNFL also agreed to establish a collaborative business relationship to pursue a waste vitrification technology application opportunity.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       DURATEK, INC.


Date: December 18, 2001                By: /s/ Robert F. Shawver
                                          --------------------------------
                                       Robert F. Shawver
                                       Executive Vice President and
                                       Chief Financial Officer


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